EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc J. Eisenberg, Robert G. Costantini and Christian G. Le Brun, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-3 and any and all amendments (including post-effective amendments) and supplements thereto to be filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), resales of shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”) delivered or to be delivered by the Company in connection with (i) the acquisitions by the Company of certain shares of common stock of Alanco Technologies, Inc. ("Alanco") and substantially all of the assets of Alanco's StarTrak Systems, LLC business (the "Acquisitions"), and (ii) the conversion of shares of Series A Convertible Preferred Stock delivered to Alanco in connection with the Acquisitions and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Marc J. Eisenberg Marc J. Eisenberg	Chief Executive Officer and President and Director (principal executive officer)	July 13, 2011
/s/ Jerome B. Eisenberg Jerome B. Eisenberg	Chairman of the Board	July 13, 2011
/s/ Marco Fuchs Marco Fuchs	Director	July 6, 2011

/s/ Didier Delepine Didier Delepine	Director	July 1, 2011
/s/ Timothy Kelleher Timothy Kelleher	Director	July 13, 2011
/s/ Hans E. W. Hoffmann Hans E. W. Hoffmann	Director	July 9, 2011
/s/ John Major John Major	Director	July 4, 2011
/s/ Gary H. Ritondaro Gary H. Ritondaro	Director	July 5, 2011
/s/ John R. Wood John R. Wood	Director	July 5, 2011
/s/ Robert G. Costantini Robert G. Costantini	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	July 1, 2011

2